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                                                                  EXHIBIT (b)(2)

                                 FIRST AMENDMENT
                           DATED AS OF JULY 4, 1998 TO
                         MULTICURRENCY CREDIT AGREEMENT
                           DATED AS OF MARCH 18, 1998

     THIS FIRST AMENDMENT, dated as of July 4, 1998 (this "AMENDMENT") is entered into among MIDDLEBY MARSHALL, INC., a Delaware corporation ("MIDDLEBY"), the existing Subsidiaries of Middleby (together with Middleby, individually, a "BORROWER" and collectively, the "BORROWERS"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association, having its principal office at 231 South LaSalle Street, Chicago, Illinois 60697 (the "BANK").

                                    RECITALS:

     A. The Borrowers and the Bank have entered into a Multicurrency Credit Agreement dated as of March 18, 1998 (the "AGREEMENT"; the terms defined in the Agreement and not otherwise defined herein shall be used herein as defined in the Agreement).

     B. The Borrowers and the Bank wish to amend the Agreement as hereinafter set forth.

     C. Therefore, the parties hereto agree as follows:

     1. AMENDMENT TO THE AGREEMENT.

     1.1 SECTION 7.9 OF THE AGREEMENT. SECTION 7.9, RESTRICTED PAYMENTS, of the Agreement is hereby amended as of the date hereof by deleting it in its entirety and inserting the following in lieu thereof:

          "7.9 RESTRICTED PAYMENTS. Middleby shall not, and shall not suffer or permit any of its Subsidiaries to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding, except:

          (a) in the case of Middleby, dividends to pay Corporate Overhead Expense in an amount not to exceed $1,000,000 in any fiscal year, unless before or after giving effect thereto (on a pro forma basis) a Default or Event of Default has occurred and is continuing;

          (b) in the case of Middleby, dividends in an amount not to exceed an amount equal to 50% of Net Income earned during the four

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     (4) most recently completed fiscal quarters determined in accordance with
     GAAP, unless before or after giving effect thereto (on a proforma basis) a Default or Event of Default has occurred and is continuing; for purposes of calculating dividends, permitted under this paragraph (b), dividends permitted under paragraph (a) above shall not be included;

          (c) Middleby may purchase, redeem or otherwise acquire or retire any class of its stock, if before and after giving effect thereto (on a proforma basis) no Default or Event of Default has occurred or is continuing; and

          (d) in the case of the Subsidiaries of Middleby, any such payment, distribution, purchase, redemption or other acquisition, if before and after giving effect thereto (on a pro forma basis) no Default or Event of Default has occurred and is continuing."

     2. WARRANTIES. To induce the Bank to enter into this Amendment, the Borrowers warrant that:

     2.1 AUTHORIZATION. The Borrowers are duly authorized to execute and deliver this Amendment, and are and will continue to be duly authorized to borrow monies under the Agreement, as amended hereby, and to perform their obligations under the Agreement, as amended hereby.

     2.2 NO CONFLICTS. The execution and delivery of this Amendment, and the performance by the Borrowers of their respective obligations under the Agreement, as amended hereby, do not and will not conflict with any provision of law or of the charter or by-laws of each Borrower or of any agreement binding upon each Borrower.

     2.3 VALIDITY AND BINDING EFFECT. The Agreement, as amended hereby, is a legal, valid and binding obligation of the Borrowers, enforceable against the Borrowers in accordance with its respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

     3. CONDITIONS PRECEDENT. This Amendment shall be effective as of the date first written above upon the satisfaction of each of the following conditions precedent:

     3.1 DOCUMENTATION. The Borrowers shall have delivered to the Bank this Amendment duly executed and dated the date hereof, in form and substance satisfactory to the Bank.

     3.2 NO DEFAULT. As of the date hereof, after giving effect to this Amendment, no Event of Default or Default shall have occurred and be continuing.

     3.3 WARRANTIES. As of the date hereof, after giving effect to this Amendment, the representations and warranties in ARTICLE V of the Agreement and in SECTION 2 of this

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Amendment shall be true and correct as though made on such date, except for such changes as are specifically permitted under the Agreement.

     4.  GENERAL.

     4.1 EXPENSES. The Borrowers agree to pay the Bank upon demand for all reasonable expenses, including reasonable attorneys' and legal assistants' fees (which attorneys and legal assistants may be employees of the Bank), incurred by the Bank in connection with the preparation, negotiation and execution of this Amendment.

     4.2 LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS (WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THEREOF); PROVIDED THAT THE BANK SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

     4.3 SUCCESSORS. This Amendment shall be binding upon the Borrowers and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrowers and the Bank and the successors and assigns of the Bank.

     4.4 CONFIRMATION OF THE AGREEMENT. Except as amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

     4.5 REFERENCES TO THE AGREEMENT. Each reference in the Agreement to "this Agreement," "hereunder," "hereof," or words of like import, and each reference to the Agreement in any and all instruments or documents provided for in the Agreement or delivered or to be delivered thereunder or in connection therewith, shall, except where the context otherwise requires, be deemed a reference to the Agreement as amended hereby.

     4.6 COUNTERPARTS. This Amendment may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

     5. REAFFIRMATION OF GUARANTY. Middleby and Asbury Associates, Inc., as guarantors (the "GUARANTORS") pursuant to that certain Continuing Guaranty (Multicurrency) dated as of March 18, 1998 (the "GUARANTY") executed by the Guarantors in favor of the Bank hereby acknowledge and affirm to the Bank that notwithstanding the execution and delivery of this Amendment, the Guarantors hereby re-confirm the Guaranty and are and continue to be primarily liable for the Liabilities, as defined in the Guaranty.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed at Chicago, Illinois by their respective officers thereunto duly authorized as of the date first written above.

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                   MIDDLEBY MARSHALL INC., as Borrower and Guarantor


                   By: /s/ John Hastings
                       -------------------------------------
                   Title: Executive Vice President
                          ----------------------------------

                   MIDDLEBY PHILIPPINES CORPORATION, as
                   Borrower


                   By: /s/ John Hastings
                       -------------------------------------
                   Title: Executive Vice President
                          ----------------------------------

                   MIDDLEBY JAPAN CORPORATION, as
                   Borrower


                   By: /s/ John Hastings
                       -------------------------------------
                   Title: Executive Vice President
                          ----------------------------------

                   ASBURY WORLDWIDE (TAIWAN) CO., LTD.,
                   as Borrower


                   By: /s/ John Hastings
                       -------------------------------------
                   Title: Executive Vice President
                          ----------------------------------

                   ASBURY ASSOCIATES, INC., as Borrower and Guarantor


                   By: /s/ John Hastings
                       -------------------------------------
                   Title: Executive Vice President
                          ----------------------------------

                   ASBURY WORLDWIDE KOREA CO., LTD., as Borrower


                   By: /s/ John Hastings
                       -------------------------------------
                   Title: Executive Vice President
                          ----------------------------------

                   INTERNATIONAL CATERING EQUIPMENT
                   AND SUPPLIES, INC., as Borrower


                   By: /s/ John Hastings
                       -------------------------------------
                   Title: Executive Vice President
                          ----------------------------------

                   ASBURY MEXICO, S.A. DE C.V., as
                   Borrower


                   By: /s/ John Hastings
                       -------------------------------------
                   Title: Executive Vice President
                          ----------------------------------

                   ASBURY, S.L., as Borrower


                   By: /s/ John Hastings
                       -------------------------------------
                   Title: Executive Vice President
                          ----------------------------------

                   BANK OF AMERICA NATIONAL TRUST AND
                   SAVINGS ASSOCIATION, as Bank

                   By: /s/
                       -------------------------------------
                   Title: Senior Vice President
                          ----------------------------------